SCHEDULE 13D                                                CUSIP No. 759351109



                                                                       EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF THE FILING PARTIES

Set forth below is the name, present principal occupation or employment and business address of each director and executive officer of MLINC and MetLife. MLINC is a holding company and MetLife is an insurance company. The principal business address of MLINC and MetLife is One Madison Avenue, New York, NY 10010-3690. Each person listed below is a citizen of the United States.

                                    DIRECTORS

Name And Business Address          Principal Occupation or Employment
-------------------------          ----------------------------------
Curtis H. Barnette                 Of Counsel, Skadden, Arps, Slate,
Skadden, Arps, Slate,              Meagher & Flom LLP (law firm)
Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC  20005-2111

Robert H. Benmosche                Chairman of the Board, President
                                   and Chief Executive Officer, MLINC and MetLife

Gerald Clark                       Vice-Chairman of the Board, MLINC and MetLife


John C. Danforth                   Partner, Bryan Cave LLP (law firm)
Bryan Cave LLP
211 N. Broadway, Suite 3600
St. Louis, MO  63102-2750

Burton A. Dole, Jr.                Partner and Chief Executive Officer,
P.O. Box 208                       Medsouth Therapies, LLC (rehabilitative health
Pauma Valley,                      care)
California  92061

James R. Houghton                  Chairman and Chief Executive Officer,
Corning Incorporated               Corning Incorporated (telecommunications
80 East Market Street                technology)
2nd Floor
Corning, New York 14830

Harry P. Kamen                     Retired Chairman of the Board and
Metropolitan Life Insurance Co.    Chief Executive Officer, MetLife
200 Park Avenue, Suite 5700
New York, New York  10166

Helene L. Kaplan                   Of Counsel, Skadden, Arps, Slate,
Skadden, Arps, Slate,              Meagher and Flom LLP (law firm)
Meagher & Flom LLP
Four Times Square
New York, New York 10036

John M. Keane                      Retired General, Vice Chief of Staff and
1700 North Moore Street            Chief Operating Officer, U.S. Army
Suite 1410
Arlington, Virginia 22209

SCHEDULE 13D                                                CUSIP No. 759351109


Name And Business Address          Principal Occupation or Employment
-------------------------          ----------------------------------
Catherine R. Kinney                Co-Chief Operating Officer, President
New York Stock Exchange, Inc.      and Executive Vice Chairman, New York
11 Wall Street                     Stock Exchange, Inc.
New York, New York 10005

Charles M. Leighton                Retired Chairman and Chief Executive
P. O. Box 247                      Officer, CML Group, Inc. (exercise
Bolton, MA  01740                  and leisure products)

Stewart G. Nagler                  Vice-Chairman of the Board and Chief
                                   Financial Officer, MLINC and MetLife;
                                   Chairman of the Board, RGA; Director,
                                   GenAmerica and GenAm Life

John J. Phelan, Jr.                Retired Chairman and Chief Executive Officer,
P.O. Box 312                       New York Stock Exchange, Inc.
Mill Neck, New York  11765

Hugh B. Price                      Retired President and Chief Executive
National Urban League, Inc.        Officer, National Urban League, Inc.
500 East 62nd Street
New York, New York  10021

Kenton J. Sicchitano               Retired Global Managing Partner - Independence
Metropolitan Life Insurance Co.    and Regulatory Matters, PricewaterhouseCoopers
One Madison Avenue
New York, New York  10010

William G. Steere, Jr.             Retired Chairman of the Board and Chief
Pfizer Inc.                        Executive Officer, Pfizer Inc.
235 East 42nd Street
New York, New York  10017



                               EXECUTIVE OFFICERS
                             (Who are not Directors)

Name                               Principal Occupation or Employment
----                               ----------------------------------
Gary A. Beller                     Senior Executive Vice-President, MLINC and MetLife

Daniel J. Cavanagh                 Executive Vice President of Operations & Technology, MLINC and MetLife

C. Robert Henrikson                President, U.S. Insurance and Financial Services, MLINC and MetLife;
                                   Chairman, President and CEO, GenAmerica and GenAm Life

Leland C. Launer, Jr.              Executive Vice President and Chief Investment Officer, MLINC and MetLife; Director, RGA

James L. Lipscomb                  Executive Vice-President and General Counsel,
                                   MLINC and MetLife; Director, GenAm Life

Catherine A. Rein                  Senior Executive Vice-President, MLINC and
                                   MetLife; President and Chief Executive
                                   Officer, Metropolitan Property and
                                   Casualty Insurance Company

SCHEDULE 13D                                                CUSIP No. 759351109


Name                               Principal Occupation or Employment
----                               ----------------------------------

William J. Toppeta                 President, International, MLINC and MetLife

Lisa M. Weber                      Senior Executive Vice-President and Chief
                                   Administrative Officer, MLINC and MetLife;
                                   Director, GenAmerica, GenAm Life and RGA
                                   (for RGA, effective November 1, 2003)

Set forth below is the name, present principal occupation or employment and business address of each director and executive officer of GenAmerica. GenAmerica is a holding company. The principal business address of GenAmerica is 700 Market Street, St. Louis, Missouri 63101. Each person listed below is a citizen of the United States.

Name And Business Address          Principal Occupation or Employment
-------------------------          ----------------------------------
C. Robert Henrikson                President, U.S. Insurance and Financial
Metropolitan Life Insurance Co.    Services, MLINC and MetLife; Chairman,
One Madison Avenue                 President and CEO, GenAmerica and GenAm
New York, New York 10010           Life

Stewart G. Nagler                  Vice-Chairman of the Board and Chief
Metropolitan Life Insurance Co.    Financial Officer, MLINC and MetLife;
One Madison Avenue                 Chairman of the Board, RGA; Director, GenAmerica
New York, New York  10010-3690     and GenAm Life

Lisa M. Weber                      Senior Executive Vice-President and Chief
Metropolitan Life Insurance Co.    Administrative Officer, MLINC and MetLife;
One Madison Avenue                 Director, GenAmerica, GenAm Life and RGA
New York, New York  10010-3690     (for RGA, effective November 1, 2003)


Set forth below is the name, present principal occupation or employment and business address of each director and executive officer of GenAm Life. GenAm Life is an insurance company. The principal business address of GenAm Life is 700 Market Street, St. Louis, Missouri 63101. Each person listed below is a citizen of the United States.

Name And Business Address          Principal Occupation or Employment
-------------------------          ----------------------------------
James P. Bossert                   Vice President, MLINC and MetLife; Chief
501 Route 22                       Financial Officer, MetLife Investors;
Bridgewater, New Jersey 08807      Vice President and Chief Financial Officer,
                                   GenAm Life

Richard D. Evans II                Senior Vice President and Director,
                                   GenAm Life; Vice President, MetLife

C. Robert Henrikson                President, U.S. Insurance and Financial
Metropolitan Life Insurance Co.    Services, MLINC and MetLife; Chairman,
One Madison Avenue                 President and CEO, GenAmerica and GenAm
New York, New York 10010           Life

SCHEDULE 13D                                                CUSIP No. 759351109


Name And Business Address          Principal Occupation or Employment
-------------------------          ----------------------------------
Michael K. Farrell                 Senior Vice-President, MLINC and MetLife;
Metropolitan Life Insurance Co.    Director, GenAm Life
Harborside Financial Center
600 Plaza II
Jersey City, New Jersey 07311

Nicholas D. Latrenta               Senior Vice President, MLINC and MetLife;
Metropolitan Life Insurance Co.    Director, GenAm Life
One Madison Avenue
New York, New York 10010

James L. Lipscomb                  Executive Vice President and General Counsel,
Metropolitan Life Insurance Co.    MLINC and MetLife; Director, GenAm Life
One Madison Avenue
New York, New York  10010

Stewart G. Nagler                  Vice-Chairman of the Board and Chief
Metropolitan Life Insurance Co.    Financial Officer, MLINC and MetLife;
One Madison Avenue                 Chairman of the Board, RGA; Director, GenAmerica
New York, New York  10010          and GenAm Life

Stanley J. Talbi                   Senior Vice-President, MLINC and MetLife;
Metropolitan Life Insurance Co.    Director, GenAm Life and EIM
One Madison Avenue
New York, New York  10010

Lisa M. Weber                      Senior Executive Vice-President and Chief
Metropolitan Life Insurance Co.    Administrative Officer, MLINC and MetLife;
One Madison Avenue                 Director, GenAmerica, GenAm Life and RGA
New York, New York  10010-3690     (for RGA, effective November 1, 2003)

William J. Wheeler                 Senior Vice President, MLINC and MetLife;
Metropolitan Life Insurance Co.    Director, GenAm Life
One Madison Avenue
New York, New York 10010

Anthony J. Williamson              Senior Vice-President and Treasurer, MLINC and
1 MetLife Plaza                    MetLife; Vice President and Treasurer,
27-01 Queens Plaza North           GenAmerica, GenAm Life and EIM; Director, GenAm
Long Island City, New York 11101   Life and EIM

Set forth below is the name, present principal occupation or employment and business address of each director and executive officer of EIM. EIM is a holding company. The principal business address of EIM is 700 Market Street, St. Louis, Missouri 63101. Each person listed below is a citizen of the United States.

Name And Business Address          Principal Occupation or Employment
-------------------------          ----------------------------------
Stanley J. Talbi                   Senior Vice President, MLINC and MetLife;
Metropolitan Life Insurance Co.    Director, GenAm Life and EIM
One Madison Avenue
New York, New York  10010

Joseph A. Reali                    Senior Vice President and Tax Director,
1 MetLife Plaza                    MLINC and MetLife; Director and President, EIM;
27-01 Queens Plaza North           Director, RGA
Long Island City, New York 11101

SCHEDULE 13D                                                CUSIP No. 759351109


Name And Business Address          Principal Occupation or Employment
-------------------------          ----------------------------------
Anthony J. Williamson              Senior Vice-President and Treasurer, MLINC and
1 MetLife Plaza                    MetLife; Vice President and Treasurer,
27-01 Queens Plaza North           GenAmerica, GenAm Life and EIM; Director, GenAm
Long Island City, New York 11101   Life and EIM